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                                                              EXHIBIT 10.2(6)(b)

                                SECOND AMENDMENT
                                       TO
                      BELO 2000 EXECUTIVE COMPENSATION PLAN


         Belo Corp., a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to its 2000 Executive Compensation Plan (the "Plan").

         1. Paragraph 2(l) of the Plan ("Management Objectives") is amended by the addition of the following paragraph:

                  In addition, the Committee may, in its discretion, establish other measurable performance objectives, in lieu of or in addition to the performance objectives set forth above, in connection with any Award granted to a Participant, provided, however, that if the Participant to whom such other performance objectives would apply is a covered employee within the meaning of Section 162(m) of the Code at the time the Award is granted or is likely to become a covered employee at any time during the Performance Period, the Committee determines that the application of such other performance objectives would not result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

         2. The phrase "the earliest age that qualifies as Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time," is amended in each place it appears in the Plan to read "at least age 55 and completing at least three years of service (computed in the same manner as years of service are computed under the Belo Savings Plan),".

         3. Appendix A to the Plan ("Termination Guidelines") is amended in its entirety to read as set forth on Schedule 1 to this Amendment.

         4. References in the Plan to "the Company" are amended to refer to "Belo".

         5. The foregoing amendments will be effective with respect to Awards made on and after the date of this Amendment.

         Executed at Dallas, Texas, this 5th day of December, 2002.

                                       BELO CORP.


                                       By  /s/ Marian Spitzberg
                                           -------------------------------------
                                           Marian Spitzberg
                                           Senior Vice President/Human Resources